UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1 to Form 8-K filed September 29, 2006

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 25, 2006

SIRVA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-31902	52-2070058
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

700 Oakmont Lane
Westmont, Illinois 60559
(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code): (630) 570-3000

Not Applicable

(Former name or former address, if changed from last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

Eighth Amendment to Credit Agreement

As previously disclosed, effective September 29, 2006, SIRVA, through its subsidiary SIRVA Worldwide, Inc. (“SIRVA Worldwide”), entered into an eighth amendment, dated September 29, 2006 (the “Eighth Amendment”), to the credit agreement, dated as of December 1, 2003 (as amended, the “Credit Agreement”), among SIRVA Worldwide, the foreign subsidiary borrowers from time to time parties thereto, the several lenders from time to time parties thereto, JPMorgan Chase Bank, N.A., as administrative agent, and the other agents parties thereto.

Due to a clerical error, the Current Report on Form 8-K filed on September 29, 2006 (the “September Form 8-K”) contained an error regarding the deadline for delivering SIRVA’s unaudited financial statements for the period of four consecutive fiscal quarters ending December 31, 2006 to the lenders under the Credit Agreement.  The deadline is April 6, 2007.  The September Form 8-K inadvertently reflected an incorrect deadline of January 31, 2007.  The copy of the Eighth Amendment attached as Exhibit 10.4 to the September Form 8-K, which exhibit is incorporated herein by this reference, reflected the correct deadline. All other terms of the Eighth Amendment described in the September Form 8-K remain unchanged.

The description of the Eighth Amendment set forth above is qualified in its entirety by reference to the actual terms of the amendment attached to the September Form 8-K as Exhibit 10.4.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIRVA, INC.

Date: October 2, 2006
	By:	/s/ James J. Bresingham
	Name:	James J. Bresingham
	Title:	Executive Vice President — Chief Accounting Officer